UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

Clearside Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37783	45-2437375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, GA 30005

(Address of principal executive offices, including zip code)

(678) 270-3631

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2020, the board of directors (the “Board”) of Clearside Biomedical, Inc. (the “Company”) appointed Nancy J. Hutson to serve as a director of the Company.  Dr. Hutson will serve as a Class II director whose term will expire at the 2021 annual meeting of stockholders.  There is no arrangement or understanding between Dr. Hutson and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. Hutson and any of the Company’s other directors or executive officers.  The Company is not aware of any transaction involving Dr. Hutson requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Dr. Hutson is set forth below.

Nancy J. Hutson, Ph.D., age 70, retired in 2006 as the senior vice president of global research and development at Pfizer Inc. Dr. Hutson has served on the boards of directors of BioCryst Pharmaceuticals, Inc. since January 2012, Endo International plc since February 2014 and PhaseBio Pharmaceuticals, Inc. since March 2018. Dr. Hutson received a B.A. in general biology from Illinois Wesleyan University and a Ph.D. in physiology and biochemistry from Vanderbilt University.

In accordance with the Company’s compensation policy for non-employee directors, upon her commencement of service as a director, Dr. Hutson will be granted a nonqualified stock option to purchase 30,000 shares of the Company’s common stock.  The stock option will have an exercise price per share equal the closing price of the Company’s common stock on the date of grant.  This option will vest and become exercisable in 36 equal monthly installments subject to Dr. Hutson’s Continuous Service (as defined in the Company’s 2016 Equity Incentive Plan) through such vesting dates.  Additionally, Dr. Hutson will be entitled to receive a $40,000 annual retainer for her service as director.  At each annual stockholder meeting following which Dr. Hutson’s term as a director continues, Dr. Hutson will be entitled to receive an additional nonqualified stock option to purchase 20,000 shares of the Company’s common stock, which option will vest in full and become exercisable on the earlier of the date immediately prior to the next annual stockholder meeting or 12 months following the date of grant.  Dr. Hutson has also entered into the Company’s standard form of indemnification agreement.

Item 7.01  Regulation FD Disclosure.

On April 22, 2020, the Company issued a press release announcing the appointment of Dr. Hutson to the Board.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated April 22, 2020, “Clearside Biomedical Appoints Nancy J. Hutson, Ph.D. to its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2020	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer